UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2020

PotlatchDeltic Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. First Avenue, Suite 1600, Spokane, Washington		99201
(Address of Principal Executive Offices)		(Zip Code)

(509) 835-1500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PCH	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Matters.

On April 13, 2020, PotlatchDeltic Corporation (the “Company”) issued a press release announcing the temporary suspension of operations at its St. Maries, Idaho industrial plywood facility for a two-week period beginning April 20, 2020 as a result of the impact of the COVID-19 pandemic on plywood markets. The curtailment may be extended, depending on market conditions. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In accordance with general instruction B.2 to Form 8-K, the information set forth in Item 8.01 of this Form 8-K (including Exhibit 99.1) shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing thereunder or under the Securities Act of 1933, as amended.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

99.1	Press Release issued on April 13, 2020
104	Cover Page interactive data file (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PotlatchDeltic Corporation

Date: April 13, 2020	By:	/s/ Michele Tyler
Michele Tyler
Vice President, General Counsel and Corporate Secretary

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